Exhibit 10.1

INVESTMENT ADVISORY AGREEMENT

BETWEEN

PARKVIEW CAPITAL CREDIT, INC.

AND

PARKVIEW ADVISORS, LLC

This Investment Advisory Agreement (the “Agreement”) is made as of March 11, 2015, by and between PARKVIEW CAPITAL CREDIT, INC., a Maryland corporation (the “Company”), and PARKVIEW ADVISORS, LLC, a Delaware limited liability company (the “Advisor”).

WHEREAS, the Company is a closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “Investment Company Act”);

WHEREAS, the Advisor is an investment adviser that is registered under the Investment Advisers Act of 1940 (the “Advisers Act”); and

WHEREAS, the Company desires to retain the Advisor to furnish investment advisory services to the Company on the terms hereinafter set forth, and the Advisor wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Duties of the Advisor

(a) The Company hereby employs the Advisor to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the board of directors of the Company (the “Board”), for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the Company’s registration statement on Form 10 filed with the U.S. Securities and Exchange Commission (the “SEC”), as amended from time to time, (the “Registration Statement”); (ii) in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and by-laws as the same shall be amended from time to time; and (iii) in accordance with the Investment Company Act. Without limiting the generality of the foregoing, the Advisor shall, during the term and subject to the provisions of this Agreement: (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify/source, research, evaluate and negotiate the structure of the investments made by the Company; (iii) close and monitor the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; and (vi) provide the Company with such other investment advisory, research, and related services as the Company may, from time to time, reasonably require for the investment of its funds, including providing operating and managerial assistance to the Company and its portfolio companies as required. Subject to the supervision of the Board, the Advisor shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to obtain debt financing, the Advisor will arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary or appropriate for the Advisor to make investments on behalf of the Company through a special purpose vehicle, the Advisor shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act).

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(b) The Advisor hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c) The Advisor is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Advisor”) pursuant to which the Advisor may obtain the services of the Sub-Advisor(s) to assist the Advisor in fulfilling its responsibilities hereunder. Specifically, the Advisor may retain a Sub-Advisor to recommend specific securities or other investments based upon the Company’s investment objective and policies, and work, along with the Advisor, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Advisor and the Company. The Advisor and not the Company shall be responsible for any compensation payable to any Sub-Advisor. Any sub-advisory agreement entered into by the Advisor shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law.

(d) The Advisor shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(e) The Advisor shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Advisor agrees that all records that it maintains for the Company are the property of the Company and will surrender promptly to the Company any such records upon the Company’s request, provided that the Advisor may retain a copy of such records.

(f) The Advisor shall be primarily responsible for the execution of any trades in securities in the Company’s portfolio and the Company’s allocation of brokerage commissions.

2. Company’s Responsibilities and Expenses Payable by the Company

(a) Except as otherwise provided herein, the Advisor shall be solely responsible for the compensation of its investment professionals and employees and all overhead expenses of the Advisor (including rent, office equipment and utilities). The Company, either directly or through reimbursement to the Advisor, will bear all other costs and expenses of its operations, administration and transactions, including (without limitation) those relating to:

(1) organizational expenses;

(2) calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm);

(3) expenses, including travel expense, incurred by the Advisor or payable to third parties performing due diligence on prospective portfolio companies;

(4) sales and purchases of the Company’s common stock and other securities;

(5) fees paid to the Advisor under this Agreement;

(6) distributions on the Company’s shares;

(7) administration fees, if any, payable under the Administration Agreement between the Company and Parkview Administrator, LLC (the “Administrator”);

(8) debt service and other costs of borrowings or other financing arrangements;

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(9) the allocated costs incurred by the Advisor or the Administrator in providing managerial assistance to those portfolio companies that request it;

(10) amounts payable to third parties relating to, or associated with, making or holding investments;

(11) transfer agent and custodial fees;

(12) costs of hedging;

(13) commissions and other compensation payable to brokers or dealers;

(14) registration fees;

(15) listing fees;

(16) federal, state and local taxes;

(17) independent director fees and expenses;

(18) costs of preparing and filing reports or other documents required by the SEC and other reporting and compliance costs;

(19) the costs of any reports, proxy statements or other notices to the Company’s stockholders, including printing and mailing costs, and the costs of any stockholders’ meetings, as well as the compensation of an investor relations professional responsible for the coordination and administration of the foregoing;

(20) the Company’s fidelity bond;

(21) directors and officers/errors and omissions liability insurance, and any other insurance premiums;

(22) indemnification payments;

(23) direct costs and expenses of administration, including audit and legal costs;

(24) all other expenses reasonably incurred by the Company in connection with making investments and administering the Company’s business; and

(25) all other expenses incurred by either the Administrator or the Company in connection with administering the Company’s business, including payments under the Administration Agreement that will be based upon the Company’s allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions, and the Company’s allocable portion of the costs of compensation and related expenses of its chief financial officer and chief compliance officer and any administrative support staff.

For the avoidance of doubt, the Advisor shall be solely responsible for any placement or “finder’s” fees payable to placement agents engaged by the Company or its affiliates in connection with an offering of securities by the Company.

3. Compensation of the Advisor

The Company agrees to pay, and the Advisor agrees to accept, as compensation for the services provided by the Advisor hereunder, a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”) as hereinafter set forth. The Company shall make any payments due hereunder to the Advisor or to the Advisor’s designee as the Advisor may otherwise direct. To the extent permitted by applicable law, the Advisor may elect, or the Company may adopt, a deferred compensation plan pursuant to which the Advisor may elect to defer all or a portion of its fees hereunder for a specified period of time.

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(a) The Management Fee shall be calculated at an annual rate of 2.00% of the Company’s gross assets. For services rendered under this Agreement, the Management Fee will be payable monthly in arrears. The Management Fee will be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed months, and appropriately adjusted for any share issuances or repurchases during the current month.[1] Management Fees for any partial month will be appropriately prorated.

(b) The Incentive Fee shall consist of two parts, as follows:

(i)	The first part, the ordinary income component, shall be calculated and payable quarterly in arrears based on the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. For this purpose, ‘‘Pre-Incentive Fee Net Investment Income’’ means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial assistance and consulting fees or other fees that the Company receives from portfolio companies) accrued during the quarter, minus the Company’s operating expenses for the quarter (including the Management Fee, administrative expenses payable to the Administrator, and any interest expense and any distributions paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income excludes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding quarter, shall be compared to a “hurdle rate” of 1.75% per quarter (7.0% annualized), subject to a “catch-up” provision measured as of the end of each quarter as set forth in more detail below. The Company will pay the Advisor the Incentive Fee with respect to the Company’s Pre-Incentive Fee Net Investment Income for each quarter is as follows:

●	No incentive fee is payable to the Advisor in any quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate of 1.75% (the “hurdle”).

●	100.0% of the Company’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than or equal to 2.1875% in any quarter (8.75% annualized) is payable to the Advisor. This portion of the Pre-Incentive Fee Net Investment Income (which exceeds the hurdle rate but is less than or equal to 2.1875%) is referred to as the “catch-up.”

●	20.0% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.1875% in any quarter (8.75% annualized) is payable to the Advisor once the hurdle is reached and the catch-up is achieved (20.0% of all Pre-Incentive Fee Net Investment Income thereafter is allocated to the Advisor).

[1] For each of the first two months of the Company’s operations, the Management Fee shall be calculated based on the Company’s gross assets at the end of such month, and appropriately adjusted for any share issuances or repurchases during such month.

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(ii)	The second part of the incentive fee, the capital gains component, shall be determined and payable in arrears as of the end of each fiscal year (or upon termination of the Agreement, as of the termination date) and shall equal 20.0% of the Company’s aggregate realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal year, computed net of all aggregate realized capital losses and unrealized aggregate capital depreciation on a cumulative basis through the end of such year, less the aggregate amount of any previously paid capital gains incentive fees, in each case calculated from the date of pricing of the initial public offering. If such amount is negative, then no capital gains incentive fee will be payable for such year. Additionally, if the Agreement is terminated as of a date that is not a calendar year end, the termination date will be treated as though it were a calendar year end for purposes of calculating and paying the capital gains incentive fee.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Company and the Advisor acknowledge and agree that the provisions of this Section 3 shall be of no force and effect unless and until this Agreement has been approved by the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act (the “Approval Date”). For the avoidance of doubt, the Advisor shall receive no compensation with respect to services provided hereunder prior to the Approval Date.

4. Covenants of the Advisor

The Advisor covenants that it will maintain its registration as an investment adviser under the Advisers Act. The Advisor agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5. Excess Brokerage Commissions

The Advisor is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Advisor determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

6. Other Activities of the Advisor

The services of the Advisor to the Company are not exclusive, and the Advisor may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not materially impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Advisor to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Advisor shall be the only investment adviser for the Company, subject to the Advisor’s right to enter into sub-advisory agreements at set forth herein. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Advisor and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Advisor and directors, officers, employees, partners, stockholders, members and managers of the Advisor and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

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7. Responsibility of Dual Directors, Officers and/or Employees

If any person who is a manager, partner, officer or employee of the Advisor is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Advisor shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Advisor or under the control or direction of the Advisor, even if paid by the Advisor.

8. Limitation of Liability of the Advisor; Indemnification

The Advisor (and its officers, managers, partners, agents, employees, controlling persons and members, and any other person or entity affiliated with the Advisor) shall not be liable to the Company for any action taken or omitted to be taken by the Advisor in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Company shall indemnify, defend and protect the Advisor (and its officers, managers, partners, agents, employees, controlling persons and members, and any other person or entity affiliated with the Advisor, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Advisor’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Advisor’s duties or by reason of the reckless disregard of the Advisor’s duties and obligations under this Agreement.

9. Effectiveness, Duration and Termination of Agreement

(a) This Agreement shall become effective as of the first date above written. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company or by the vote of the Board or by the Advisor. The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Advisor shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Advisor shall be entitled to any amounts owed under Section 3 through the date of termination or expiration, and Section 8 shall continue in force and effect and apply to the Advisor and its representatives as and to the extent applicable.

(b) This Agreement shall automatically terminate on the date that the Company files an election to be regulated as a BDC under the Investment Company Act, unless, prior to such date, this Agreement was approved in the manner prescribed by Section 15 of the Investment Company Act by the Company’s Board, including by a majority of directors who are not interested persons of the Company, as defined by Section 2(a)(19) of the Investment Company Act, at an in-person meeting of the Board held, in part, for such purpose.

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(c) If this Agreement is approved as set forth in Section 9(b) hereof, this Agreement will continue in effect for two years from the date of the Company’s election to be regulated as a BDC under the Investment Company Act, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (B) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

(d) This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

10. Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11. Amendments

This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

12. Entire Agreement; Governing Law

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of Maryland and, for so long as the Company is regulated as a BDC under the Investment Company Act, in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Maryland, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

13. Counterparts

This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement

14. Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

PARKVIEW CAPITAL CREDIT, INC.

By:	/s/ KEITH W. SMITH
Name: Keith W. Smith
Title: President and Chief Executive Officer

PARKVIEW ADVISORS, LLC

By:	/s/ KEITH W. SMITH
Name: Keith W. Smith
Title: Managing Member

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